UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 8.01	Other Events.

On February 29, 2016, NanoString Technologies, Inc. (“NanoString” or the “Company”) issued a press release reporting its financial results for the fourth quarter and full year of 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except for the information set forth under the heading “Outlook for 2016,” which information is furnished herewith.

These financial results are based on management’s analysis of operations for the quarter and year ended December 31, 2015 and are subject to the completion of the audit of the Company’s financial statements by its independent registered public accounting firm. The Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2015 on or before March 15, 2016.

Item 8.01	Other Events.

On February 29, 2016, the Company issued a press release announcing it had entered into a collaboration agreement (the “Agreement”) with Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. (“Merck”), to develop, seek regulatory approvals for, and commercialize a novel diagnostic assay to predict response to KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 therapy. In connection with the execution of the Agreement, the Company and Merck terminated their existing clinical research collaboration and have moved all remaining activities under such clinical research collaboration work plan to the Agreement.

The Company will receive $12 million as an upfront technology access payment and is eligible to receive up to an additional $12 million for potential preclinical regulatory milestone payments. The Company is also eligible to receive additional milestone payments upon achievement of certain regulatory milestones. Merck is responsible for its own costs under the Agreement and will reimburse the Company for allowable development costs, including personnel related and overhead costs for Company employees assigned to the project, nCounter® systems and clinical study reagents, and reimbursement of other out-of-pocket costs. For the first two quarters of the development term, the Company’s personnel related and overhead costs for employees assigned to the project are estimated to be up to $1.25 million. Following completion of the first two quarters of the development term, the Company’s allowable development costs for a given calendar quarter must be agreed to in advance by a joint steering committee composed of representatives from both Merck and the Company which will oversee and coordinate the parties’ activities under the Agreement. Development funding under the Agreement also includes up to approximately $3.7 million related to work under an extension of the parties’ previous clinical research collaboration.

A copy of the press release announcing the Merck collaboration is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 29, 2016.

99.2	Press release dated February 29, 2016.

The information set forth in Exhibit 99.1 attached hereto under the heading “Outlook for 2016” is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

Date: February 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 29, 2016.

99.2	Press release dated February 29, 2016.